Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this amended annual report on Form 10-K/A of Sigma Designs, Inc. of our reports dated April 20, 2007, with respect to the consolidated balance sheets of Sigma Designs, Inc. and subsidiaries as of February 3, 2007 and January 28, 2006 and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the fiscal years in the three-year period ended February 3, 2007, and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of February 3, 2007, and the effectiveness of internal control over financial reporting as of February 3, 2007, which reports appears in the February 3, 2007 annual report on Form 10-K of Sigma Designs, Inc.

We also hereby consent to the incorporation by reference of said reports, appearing in this amended annual report in the Registration statements of Sigma Designs, Inc. on Forms S-8 (File No. 333-132303, effective March 9, 2006, File No. 333-128895, effective October 7, 2005, File No. 333-114374, effective April 9, 2004, File No. 333-106978, effective July 11, 2003, File No. 333-103513, effective February 28, 2003, File No. 333-83126, effective February 21, 2002, File No. 333-64234, effective June 29, 2001, File No. 333-86875, effective September 10, 1999, and File No. 333-04041, effective May 20, 1996.)

/s/ Armanino McKenna LLP

San Ramon, California

August 8, 2007